SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2004

Illumina, Inc.

(Exact name of registrant as specified in its charter)

000-30361
(Commission File Number)

Delaware (State or other jurisdiction of incorporation)	33-0804655 (I.R.S. Employer Identification No.)

9885 Towne Centre Drive, San Diego, CA 92121

(Address of principal executive offices, with zip code)

(858) 202-4500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events and Required FD Disclosure
Item 7. Financial Statements and Exhibits
SIGNATURES
EXHIBIT 1.1

Item 5. Other Events and Required FD Disclosure.

On May 14, 2004, Illumina, Inc. closed the sale and issuance of 4,555,270 shares of its Common Stock to certain purchasers pursuant to the Registration Statement on Form S-3 filed with the Securities and Exchange Commission by Illumina, Inc. on December 23, 2003 (SEC File No. 333-111496) (the “Registration Statement”).

The exhibit filed herewith relates to the Registration Statement, and the Prospectus Supplement filed pursuant to Rule 424(b)(5) on May 11, 2004.

Item 7. Financial Statements and Exhibits.

     (c) Exhibits.

1.1	Placement Agent Agreement dated May 10, 2004 between Illumina, Inc. and SG Cowen & Co., LLC

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ILLUMINA, INC.
Date: May 14, 2004	By:	/s/ TIMOTHY M. KISH
Timothy M. Kish
Chief Financial Officer